As filed with the Securities and Exchange Commission on March 6, 2007

Registration No. 333-140888

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tongjitang Chinese Medicines Company

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5th Floor, Block B

Baiying Medical Device Park

Nanhai Avenue South, Nanshan District

Shenzhen, Guangdong Province 518067

People’s Republic of China

(86-755) 2689-1550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place Central, Hong Kong (852) 2522-7886	David W. Hirsch Cleary Gottlieb Steen & Hamilton LLP Bank of China Tower One Garden Road Central, Hong Kong (852) 2521-4122

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (2)(3)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Ordinary Shares, par value $0.001 per ordinary share	$192,860,750	$5,921

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Includes (i) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purposes of sales outside of the United States.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.333-140891). Each American depositary share represents four ordinary shares.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file exhibit 1.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, the amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon the closing of this offering, will provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, fraud or default.

Under the form of indemnification agreements filed as Exhibit 10.1 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances were exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or under Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission
Samtung Investment Limited	January 21, 2006	5,422*	RMB100.0 million (US$12.8 million)	N/A
ML Global Private Equity Fund, L.P.	November 8, 2006	7,446,756	US$11.6 million	N/A
Merrill Lynch Ventures L.P. 2001	November 8, 2006	2,482,252	US$3.9 million	N/A

*	These shares were originally issued by Unisources Enterprises Limited and were entirely exchanged for 10,844,000 ordinary shares of us as a result of a corporate reorganization that occurred on June 19, 2006.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

Exhibit Number		Description of Document

1.1	*	Form of Underwriting Agreement

3.1		Amended and Restated Memorandum and Articles of Association of the Registrant, as adopted by special resolution passed on June 15, 2006

Exhibit Number	Description of Document

4.1	Form of Registrant’s American Depositary Receipt (included in Exhibit 4.3)

4.2	Registrant’s Specimen Certificate for Ordinary Shares

4.3	Form of Deposit Agreement among the Registrant, the Depositary and Owners and Beneficial Owners of the American Depositary Shares

4.4	Shareholders’ Agreement dated November 8, 2006 among the Registrant and Shareholders

4.5	Registration Rights Agreement dated November 8, 2006 among the Registrant and certain Shareholders

5.1	Opinion of Maples and Calder regarding the Validity of the Ordinary Shares being Registered

8.1	Form of Opinion of Latham & Watkins LLP regarding certain U.S. Tax Matters

10.1	Form of Indemnification Agreement with the Registrant’s Directors

10.2	Form of Employment Agreement

10.3	2006 Share Incentive Plan

10.4	Subscription Agreement dated December 21, 2005 among Samtung Investment Limited, Unisources Enterprises Limited, Xiaochun Wang and Shaolan Wang

10.5	Sale and Purchase Agreement dated June 15, 2006 among the Registrant, Unisources Enterprises Limited and shareholders of Unisources Enterprises Limited

10.6	Share Purchase Agreement dated November 8, 2006 among the Registrant, ML Global Private Equity Fund, L.P. and Merrill Lynch Ventures L.P. 2001

10.7	English Translation of Patent License Agreement dated January 12, 2005 between Xiaochun Wang and Tongjitang Pharmaceutical

10.8	English Translation of Equity Transfer Agreement dated February 20, 2005 between Tongjitang Pharmaceutical and Xiaochun Wang regarding 66.67% Equity Interest in Tongjitang Sliced Herbs

10.9	English Translation of Equity Transfer Agreement dated January 18, 2006 between Tongjitang Distribution and Xiaochun Wang regarding 33.33% Equity Interest in Tongjitang Sliced Herbs

10.10	English Translation of Equity Transfer Contract dated February 20, 2005 between Tongjitang Pharmaceutical and Xiaochun Wang regarding 60% Equity Interest in Guizhou Tongjitang Culture and Communication Co., Ltd.

10.11	English Translation of the Regional Distribution Contract dated September 1, 2006 between Tongjitang Pharmaceutical and Beijing Shirentang Pharmaceutical Distribution Co., Ltd.

10.12	English Translation of the Regional Distribution Agreement dated January 1, 2007 between Tongjitang Pharmaceutical and Shanghai Leiyunshang Pharmaceutical Co., Ltd.

10.13	English Translation of Real Property Lease Agreement dated July 11, 2006 for the Registrant’s Principal Executive Offices in Shenzhen, Guangdong Province

21.1	Subsidiaries of the Registrant

23.1	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

Exhibit Number	Description of Document

23.3	Consent of Latham & Watkins LLP

23.4	Consent of Global Law Office

23.5	Consent of China Southern Medicine Economy Research Institute

23.6	Consent of David White

23.7	Consent of Dr. Harry Genant

24.1	Powers of Attorney (included in signature pages in Part II of this registration statement)

99.1	Code of Business Conduct and Ethics of the Registrant

*	Filed herewith

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guiyang, People’s Republic of China, on March 6, 2007.

Tongjitang Chinese Medicines Company

By:	/s/ Xiaochun Wang
Name:	Xiaochun Wang
Title:	Chairman of the Board, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Xiaochun Wang Name: Xiaochun Wang	Chairman of the Board/ Chief Executive Officer (principal executive officer)	March 6, 2007

/s/ * Name: Shaolan Wang	Director/ Chief Financial Officer (principal financial officer)	March 6, 2007

/s/ Justin Yan Chen Name: Justin Yan Chen	Director/ Chief Operating Officer	March 6, 2007

/s/ * Name: Yongcun Chen	Director	March 6, 2007

/s/ * Name: Eric Chan	Financial Controller (principal accounting officer)	March 6, 2007

/s/ * Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized U.S. Representative	March 6, 2007

*By:	/s/ Justin Yan Chen
Justin Yan Chen, Attoney-in-fact

TONGJITANG CHINESE MEDICINES COMPANY

EXHIBIT INDEX

Exhibit Number		Description of Document

1.1	*	Form of Underwriting Agreement

3.1		Amended and Restated Memorandum and Articles of Association of the Registrant, as adopted by special resolution passed on June 15, 2006

4.1		Form of Registrant’s American Depositary Receipt (included in Exhibit 4.3)

4.2		Registrant’s Specimen Certificate for Ordinary Shares

4.3		Form of Deposit Agreement among the Registrant, the Depositary and Owners and Beneficial Owners of the American Depositary Shares

4.4		Shareholders’ Agreement dated November 8, 2006 among the Registrant and Shareholders

4.5		Registration Rights Agreement dated November 8, 2006 among the Registrant and certain Shareholders

5.1		Opinion of Maples and Calder regarding the Validity of the Ordinary Shares being Registered

8.1		Form of Opinion of Latham & Watkins LLP regarding certain U.S. Tax Matters

10.1		Form of Indemnification Agreement with the Registrant’s Directors

10.2		Form of Employment Agreement

10.3		2006 Share Incentive Plan

10.4		Subscription Agreement dated December 21, 2005 among Samtung Investment Limited, Unisources Enterprises Limited, Xiaochun Wang and Shaolan Wang

10.5		Sale and Purchase Agreement dated June 15, 2006 among the Registrant, Unisources Enterprises Limited and shareholders of Unisources Enterprises Limited

10.6		Share Purchase Agreement dated November 8, 2006 among the Registrant, ML Global Private Equity Fund, L.P. and Merrill Lynch Ventures L.P. 2001

10.7		English Translation of Patent License Agreement dated January 12, 2005 between Xiaochun Wang and Tongjitang Pharmaceutical

10.8		English Translation of Equity Transfer Agreement dated February 20, 2005 between Tongjitang Pharmaceutical and Xiaochun Wang regarding 66.67% Equity Interest in Tongjitang Sliced Herbs

10.9		English Translation of Equity Transfer Agreement dated January 18, 2006 between Tongjitang Distribution and Xiaochun Wang regarding 33.33% Equity Interest in Tongjitang Sliced Herbs

10.10		English Translation of Equity Transfer Contract dated February 20, 2005 between Tongjitang Pharmaceutical and Xiaochun Wang regarding 60% Equity Interest in Guizhou Tongjitang Culture and Communication Co., Ltd.

10.11		English Translation of the Regional Distribution Contract dated September 1, 2006 between Tongjitang Pharmaceutical and Beijing Shirentang Pharmaceutical Distribution Co., Ltd.

10.12		English Translation of the Regional Distribution Agreement dated January 1, 2007 between Tongjitang Pharmaceutical and Shanghai Leiyunshang Pharmaceutical Co., Ltd.

10.13		English Translation of Real Property Lease Agreement dated July 11, 2006 for the Registrant’s Principal Executive Offices in Shenzhen, Guangdong Province

Exhibit Number	Description of Document

21.1	Subsidiaries of the Registrant

23.1	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Latham & Watkins LLP

23.4	Consent of Global Law Office

23.5	Consent of China Southern Medicine Economy Research Institute

23.6	Consent of David White

23.7	Consent of Dr. Harry Genant

24.1	Powers of Attorney (included in signature pages in Part II of this registration statement)

99.1	Code of Business Conduct and Ethics of the Registrant

*	Filed herewith